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                                                                     EXHIBIT 3.3
                            CERTIFICATE OF FORMATION

                                       OF

                     LEARNINGEXPRESS.COM INCENTIVE PLAN LLC


         This Certificate of Formation of LearningExpress.com Incentive Plan LLC (the "LLC") is being duly executed and filed by Eleanor Coleman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.Code Ann. Section 18-101, et seq.)

         FIRST.  The name of the limited liability company formed hereby is:

                     LearningExpress.com Incentive Plan LLC

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.


         IN WITNESS WHEREOF, the undersigned, an authorized person of the LLC, has caused this Certificate of Formation to be duly executed as of the 15th day of March, 2000.


                                                     /s/ Eleanor Coleman
                                                     ---------------------------
                                                     Eleanor Coleman
                                                     Authorized Person


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